                                                                   EXHIBIT 10.26

                       KOHLBERG KRAVIS ROBERTS & CO., L.P.
                               2800 SAND HILL ROAD
                              MENLO PARK, CA 94025




                                                          As of November 2, 1999


Alliance Imaging, Inc.
1065 North PacifiCenter Drive, Suite 200
Anaheim, CA 92806

Dear Ladies/Gentlemen:


         This letters serves to confirm our retention by Alliance Imaging, Inc. (the "Company") to provide management, consulting and financial services to the Company, as follows:

         1. The Company has retained us, and we hereby agree to accept such retention, to provide to the Company, when and if called upon, certain management, business strategy, consulting and financial services of the type customarily performed by us, including our services on the board of directors of the Company. The Company agrees to pay us an annual fee of Six Hundred Fifty Thousand dollars ($650,000), payable in quarterly installments in arrears at the end of each calendar quarter.

         2. We may also invoice the Company for additional fees in connection with acquisition, divestiture or financing transactions or in the event that we, or any of our affiliates, perform services for the Company above and beyond those called for by this agreement.

         3. In addition to any fees that may be payable to us under this agreement, the Company also agrees to reimburse us and our affiliates, from time to time upon request, for all reasonable costs and expenses incurred in connection with (i) this retention, including, without limitation, the reasonable costs and expenses of our counsel and (ii) the ownership of shares of common stock, par value $0.01 per share of the Company, by our affiliates.

         4. The Company agrees to indemnify and hold us, our affiliates and their and our respective partners, members, executives, officers, directors, employees, agents and controlling persons (each such person, including us, being an "Indemnified Party") harmless from and against any and all losses, claims, damages, and liabilities (including, without limitation, losses, claims, damages and liabilities arising from or in connection with legal actions brought by or on behalf of the holders or future holders of the outstanding securities of the Company or creditors or future creditors of the Company), joint, several or otherwise, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of any activity contemplated by this agreement or our retention pursuant to, and our or our affiliates' performance of the services contemplated by this agreement, including any services on the Company's board of directors, and will reimburse any Indemnified Party for all expenses (including counsel fees and disbursements) upon request as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company, PROVIDED, HOWEVER, that you will not be liable under the foregoing indemnification provision (and amounts previously paid that are determined not required to be paid by the Company pursuant to the terms of this Paragraph shall be repaid promptly) to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from our willful misconduct, bad faith or gross negligence. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company related to or arising out of our retention pursuant to, or our affiliates, performance of the services contemplated by, this agreement except to the extent that any loss, claim, damage, liability or expense is found in a final, non-appealable judgment by a court to have resulted from our willful misconduct, bad faith or gross negligence.

         You also agree that, without our prior written consent, you will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding to which an Indemnified Party is an actual or potential party and in respect of which indemnification could be sought under the indemnification provision in the immediately preceding paragraph, unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

         Promptly after receipt by an Indemnified Party of notice of any suit, action, proceeding or investigation with respect to which an Indemnified Party may be entitled to indemnification hereunder, such Indemnified Party will notify the Company in writing of the assertion of such claim or the commencement of such suit, action, proceeding or investigation, but the failure so to notify the Company shall not relieve the Company from any liability which it may have hereunder, except to the extent that such failure has materially prejudiced the Company. If the Company so elects within a reasonable time after receipt of such notice, the Company may participate at its own expense in the defense of such suit, action, proceeding or investigation. Each Indemnified Party may employ separate counsel to represent it or defend it in any such suit, action, proceeding or investigation in which it may become involved or is named as a defendant and, in such event, the reasonable fees and expense of such counsel shall be borne by the Company; PROVIDED, HOWEVER, that the Company will not be required in connection with any such suit, action, proceeding or investigation, or separate but substantially similar actions arising out of the same general allegations or circumstances, to pay the fees and disbursements of more than one separate counsel (other than local counsel) for all Indemnified Parties in any single action or proceeding. Whether or not the Company participates in the defense of any claim, both the Company and we shall cooperate in the defense thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearing, trial and appeals, as may be reasonably requested therewith.

         If the indemnification provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Party, or insufficient to hold any Indemnified Party harmless, in respect of any losses, claims, damages or liabilities (other than any losses, claims, damages or liabilities found in a final judgment by a court to have resulted from our willful misconduct, bad faith or gross negligence), then the Company, on the one hand, in lieu of indemnifying such Indemnified Party, and we, on the other hand, will contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by the Company on the one hand and us, solely in our capacity as an advisor under this agreement, on the other hand in connection with the transactions to which such indemnification, contribution or reimbursement is sought, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and us on the other, as well as any other relative equitable considerations; PROVIDED, HOWEVER, that in no event shall our aggregate contribution hereunder exceed the amount of fees actually received by us in respect of the transaction at issue pursuant to this agreement. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above will be deemed to include any legal or other fees or expense, reasonably incurred in defending any action or claim. The Company and we agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method which does not take into account the equitable considerations referred to in this paragraph. The indemnity, contribution and expenses reimbursement obligations the Company has under this Paragraph shall be in addition to any liability the Company may have, and notwithstanding any other provision of this letter, shall survive the termination of this agreement.

         5. Any advice or opinions provided by us may not be disclosed or referred to publicly or to any third party (other than the Company's legal, tax, financial or other advisors), except in accordance with our prior written consent.

         6. We shall act as an independent contractor, with duties solely to the Company. The provisions hereof shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns. Nothing in this agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, and, to the extent expressly set forth herein, the Indemnified Parties, any rights or remedies under or by reason of this agreement. Without limiting the generality of the foregoing, the parties acknowledge that nothing in this agreement, expressed or implied, is intended to confer on any present or future holders of any securities of the Company or its subsidiaries or affiliates, or any present or future creditor of the Company or its subsidiaries or affiliates, any rights or remedies under or by reason of this agreement or any performance hereunder.

         7. This agreement shall be governed by and construed in accordance with the laws of New York without regard to principles of conflicts of law.

         8. The terms of this agreement are effective as of November 2, 1999. This agreement shall continue in effect from year to year unless amended or terminated by the mutual consent of the parties hereto.

         9. Each party hereto represents and warrants that the execution and delivery of this agreement by such party has been duly authorized by all necessary action of such party.

         10. If any term or provision of this agreement or the application thereof shall, in any jurisdiction and to any extent, be invalid and unenforceable, such term or provision shall be ineffective, as to such jurisdiction, solely to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any remaining terms or provisions hereof or affecting the validity or enforceability of such term or provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any term or provision of this agreement invalid or unenforceable in any respect.

         11. Each of the Company and us waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of our retention pursuant to, or our performance of the services contemplated by this agreement.

         12. Notwithstanding any provision hereof, none of our obligations or our affiliates' obligations under this Agreement shall be an obligation of our or our affiliates' officer, director, member, limited partner or general partner (or of any officer, director, member, limited partner or general partner of any member, limited partner or general partner of any of the foregoing entities). Any such liability or obligation arising out of this Agreement shall be limited to and satisfied only out of our assets or the assets of our affiliates, as applicable.

         13. It is expressly understood that the foregoing paragraphs 4, 5, 10, 11 and 12 in their entirety shall survive any termination of this agreement.

         If the foregoing sets forth the understanding between us, please so indicate on the enclosed signed copy of this letter in the space provided therefor and return it to us, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,


                                       KOHLBERG KRAVIS ROBERTS & CO., L.P.


                                       By:    /s/  MICHAEL W. MICHELSON
                                          --------------------------------------
                                            Name:  Michael W. Michelson
                                            Title: Manager



AGREED TO AND ACCEPTED


ALLIANCE IMAGING, INC.


By:    /s/  KENNETH S. ORD
   --------------------------------------
     Name:  Kenneth S. Ord
     Title: Executive Vice President and CFO